UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 23, 2016

Date of Report (Date of earliest event reported)

SAFETY INSURANCE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50070	13-4181699
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

20 Custom House Street, Boston, Massachusetts 02110

(Address of principal executive offices including zip code)

(617) 951-0600

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

In a press release dated February 23, 2016, Safety Insurance Group, Inc. (the “Registrant”) announced its fourth quarter 2015 results.  The Registrant’s press release dated February 23, 2016 is furnished herewith as Exhibit 99.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)  As previously reported on January 4, 2016, George M. Murphy, 49, was appointed the Company’s President and Chief Executive Officer, effective April 1, 2016.  Mr. Murphy’s current employment agreement will be amended to reflect his appointment as President and Chief Executive Officer at an annual compensation of $600,000 with benefits comparable to other officers of the Company.  The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions, covenants and agreements contained in the employment contract.

Additionally, Mr. Murphy has been appointed to the Company’s Board of Directors as a Class II board member with an effective date of April 1, 2016.  Mr. Murphy will be nominated at the 2016 Annual Meeting to a term ending in 2019.  Mr. Murphy has also been appointed to the Investment Committee of the Board of Directors.

On February 23, 2016, John P. Drago, 49, was appointed the Company’s Vice President of Marketing effective April 1, 2016.  Mr. Drago has held various marketing and customer service positions with the Company since 1994 and has served as Director of Marketing since 2005.  Mr. Drago and the Company executed a one year employment contract, to be renewed annually on approval from the Board of Directors, at an annual compensation of $200,000 with benefits comparable to other officers of the Company.  The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions, covenants and agreements contained in the employment contract.

There are no family relationships between Mr. Drago and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. Additionally, there have been no transactions involving Mr. Drago that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.  The following exhibit is furnished herewith:

Exhibit Number                                                   Description

99.1Text of press release issued by the Registrant dated February 23, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safety Insurance Group, Inc. (Registrant)

Date: February 23, 2016	By:	/s/ WILLIAM J. BEGLEY, JR
William J. Begley, Jr. V.P., Chief Financial Officer and Secretary